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                                                                    Exhibit 99.2

                         BAY VIEW CAPITAL CORPORATION

               SPECIAL MEETING OF STOCKHOLDERS - October 22, 1997


   The undersigned hereby appoints the Board of Directors of Bay View Capital Corporation (the "Company"), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Meeting") to be held at Bay View's main offices located at 1840 Gateway Drive, San Mateo, California, on October 22, 1997 at _____ p.m., local time, and at any and all adjournments and postponements thereof.

   I. Approval and adoption of an Agreement and Plan of Merger dated May 8, 1997, by and among Bay View Capital Corporation, America First Eureka Holdings, Inc., America First Financial Fund 1987-A Limited Partnership and America First Capital Associates Limited Partnership Five, and the transactions contemplated thereby.

   [ ] FOR           [ ] AGAINST          [ ] ABSTAIN

   In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

   THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

   The Board of Directors recommends a vote "FOR" the proposal above.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after the notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of not further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

                                    (Continued and to be SIGNED on Reverse Side)
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   The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting and a Solicitation Statement/Prospectus.

                                 Dated:-------------------------, 1997


                                --------------------------------------
                                Signature of Stockholder


                                --------------------------------------
                                Signature of Stockholder

                                Please sign exactly as your name(s)
                                appear(s) to the left. When signing
                                as attorney, executor, administrator,
                                trustee or guardian, please give your
                                full title.  If shares are held
                                jointly, each holder should sign.


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE